                                                                   Exhibit 99(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 14, 2006, relating to the financial statements and financial highlights which appears in the June 30, 2006 Annual Report to Shareholders of Meridian Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", and "Independent Registered Public Accounting Firm" in such Registration Statement.



                                       /s/ PricewaterhouseCoopers LLP

                                       PricewaterhouseCoopers LLP

                                       San Francisco, California
                                       October 26, 2006